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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 13, 2006

                              MITTAL STEEL USA INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                   1-31926                71-0871875
(State or Other Jurisdiction       (Commission             (IRS Employer
      of Incorporation)           File Number)          Identification No.)


             1 SOUTH DEARBORN STREET, CHICAGO, ILLINOIS 60603-9888 (Address of Principal Executive offices, including Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 312-899-3000



         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CRF 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On April 13, 2006, the Company entered into a letter agreement with Cleveland Cliffs Inc. that resolves significant price and volume issues under the parties' three supply agreements for iron ore pellets. The agreement aggregates the Company's minimum tonnage purchase obligations through 2010 and provides flexibility for the Company to take the pellets at its choice of facilities. It also sets the minimum annual tonnage at approximately budgeted 2006 usage levels through 2010, with pricing then in effect at the facility where the pellets are delivered. The Company may also buy out a certain amount of its annual purchase requirements at a set price or, after 2006, defer up to that amount to the next year. Also, the Company has agreed not to assert certain other claims, and the parties have agreed to settle any future disputes by binding arbitration.

         The terms of the letter agreement will be reflected in a definitive agreement that will effectively amend the three separate supply contracts.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    MITTAL STEEL USA INC.



                                    By: /s/ CARLOS M. HERNANDEZ
                                        ----------------------------
                                    Name:  Carlos M. Hernandez
                                    Title: General Counsel & Secretary

Dated:  April 13, 2006